                                                          EXHIBIT 21
                                                 PITTWAY CORPORATION
                                                   DECEMBER 31, 1994

                                                           FORM 10-K

                                                      Approximate
                                                      Percentage of
                                      State or        Voting Securities
                                      Country of      Owned by
Name of Company                       Incorporation   Immediate Parent

Pittway Corporation
  Ademco Distribution, Inc.             Delaware            100
    ADI-Lenox Club, Inc.                Delaware            100
  Automation Leasing Corp.              New York            100
  Ademconet, Inc.                       Delaware            100
    Radscan, Inc.                       Delaware            100
  FBX Corporation                       Delaware            100
    Fire Burglary Instruments, Inc.     New York            100
  Ademco Security Group, Inc.           California          100
  Ademco Communications Partners, Inc.  Delaware            100

  Fire-Lite Alarms, Inc.                Connecticut         100
    Notifier Engineered Systems Company Delaware            100

  MicroLite Corporation                 California           90

  Penton Publishing, Inc.               Delaware            100
    Penton Learning Systems, Inc.       Delaware             51
      Quality Alert Institute, Inc.     Delaware            100
    Links Guide, Inc.                   Delaware             80
    Curtin & Pease/Peneco, Inc.         Florida             100
    Pittway Real Estate, Inc.           Florida             100
      Chilpub, Inc.                     Delaware            100

  Xetron Corporation                    Texas               100

  Final Frontier Pittway I, Inc.        Illinois            100
  Final Frontier Pittway II, Inc.       Illinois            100

  Pittway Corporation of Canada         Canada              100
  Pittway Fire Safety, Inc.             Delaware            100
  Ademco de Juarez, S.A. de C.V.        Mexico              100
  ADI of Puerto Rico, Inc.              Puerto Rico         100
  Ademco Italia S.p.A.                  Italy               100
  Ademco (Hong Kong) Limited            Hong Kong           100
  Pittway Foreign Sales Corp.           U.S. Virgin Islands 100

                                                          EXHIBIT 21
                                                 PITTWAY CORPORATION
                                                   DECEMBER 31, 1994

                                                           FORM 10-K

                                                      Approximate
                                                      Percentage of
                                      State or        Voting Securities
                                      Country of      Owned by
Name of Company                       Incorporation   Immediate Parent


Pittway Corporation (continued)

  Pittway International, Ltd.           Delaware            100
    Notifier Espana, S.A.               Spain               100
    Notifier (Benelux) S.A.             Belgium             100
    Notifier Deutschland, GmbH          Germany             100
    Notifier, Ltd. (Singapore)          Delaware            100
    System Sensor, Ltd. (China)         Delaware            100
      Xi'an System Sensor
                   Electronics, Ltd.    China                55
    Pittway UK Limited                  England             100
      Notifier Limited (U.K.)           England             100
      System Sensor Limited (U.K.)      England             100
      Ademco-Sontrix Limited            England             100
        Pittway Australia Pty., Ltd.    Australia           100
        Ademco-Sontrix Espana, S.A.     Spain               100
    Pittway Electronics Italy S.r.l.    Italy               100
      Notifier Italia S.r.l.            Italy               100
      Pittway Tecnologica S.p.A.        Italy               100



Notes: All of the above subsidiaries are included in the Registrant's consolidated financial statements. Parent-subsidiary or affiliate relationships are shown by marginal indentation.